Exhibit 32.1
NEUROGENE INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Neurogene Inc. (the “Company”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rachel McMinn, Chief Executive Officer of the Company, and Christine Mikail, President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of August 11, 2026.

/s/ Rachel McMinn	/s/ Christine Mikail
Rachel McMinn	Christine Mikail
Chief Executive Officer	President and Chief Financial Officer

This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Neurogene Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

Note: A signed original of this written statement required by §906 has been provided to Neurogene Inc. and will be retained by Neurogene Inc. and furnished to the Securities and Exchange Commission or its staff upon request.